Nationwide® Variable Universal Life Protector II — Series H
Individual Flexible Premium Adjustable Variable and Fixed Universal Life Insurance Policies
Issued by
Nationwide Life and Annuity Insurance Company
through its
Nationwide VL Separate Account-G
Summary Prospectus for New Investors
October 6, 2023
The policy described in this prospectus is not available in the state of New York.
This Summary Prospectus summarizes key features of the policy. Not all benefits and features are available in all states. Check the statutory prospectus for information relating to state availability.
Before you invest, you should also review the statutory prospectus for the policy, which contains more information about the policy’s features, benefits, and risks. You can find this document and other information about the policy online at https://nationwide.onlineprospectus.net/NW/vulprotectorII/index.html?ctype=product_prospectus. You can also obtain this information at no cost by calling 1-800-848-6331 or by sending an email request to FLSS@nationwide.com.
Under state law a policy owner may, for a limited time, cancel the policy and receive a refund (commonly referred to as the "right to cancel" period). The length of the right to cancel period depends on state law and may vary depending on whether the policy was purchased to replace another policy. The minimum right to cancel period is 10 days. Upon cancellation, Nationwide will refund the amount prescribed by state law. The amount Nationwide refunds will be Cash Value and any charges deducted or, in certain states, the greater of the Premium paid or the policy's Cash Value plus any charges deducted. For more information, see Right to Cancel (Examination Right) in the statutory prospectus.
You should review the statutory prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including variable life insurance policies, has been prepared by the SEC’s staff and is available at Investor.gov.

Glossary
Accumulation Unit – An accounting unit of measure of an investment in, or share of, a Sub-Account. Accumulation Unit values are initially set at $10 for each Sub-Account.
Attained Age – A person's Issue Age plus the number of full years since the Policy Date.
Base Policy Specified Amount – The amount of insurance coverage selected under the base policy, excluding any Rider Specified Amount.
Cash Surrender Value – The Cash Value minus Indebtedness and any surrender charge.
Cash Value – The total amount allocated to the Sub-Accounts, the policy loan account, and the general account options.
Code – The Internal Revenue Code of 1986, as amended.
Death Benefit – The amount paid upon the Insured's death, before the deduction of any Indebtedness, reduction for any long-term care benefits paid, adjustments or reductions under the Long-Term Care Rider II, or due and unpaid policy charges.

Fixed Account – An investment option that is funded by Nationwide's general account.
Grace Period – A 61-day period after which the Policy will Lapse if sufficient payments are not made to prevent Lapse.
In Force – Any time during which benefits are payable under the policy and any elected Rider(s).
Indebtedness – The total amount of all outstanding policy loans, including principal and interest due.
Insured – The person whose life is insured under the policy, and whose death triggers payment of the Death Benefit.
Investment Experience – The market performance of a mutual fund/Sub-Account.
Issue Age – A person's age based on their birthday nearest the Policy Date. If their last birthday was more than 182 days prior to the Policy Date, their nearest birthday will be their next birthday.
Lapse – The policy terminates without value.
Long-Term Care Specified Amount – The elected Long-Term Care Rider benefit amount adjusted for any post issue increases and decreases.
Long-Term Fixed Account – An investment option that is funded by Nationwide’s general account.
Maturity Date – The policy anniversary on which the Insured reaches Attained Age120.
Minimum Required Death Benefit – The lowest Death Benefit that will qualify the policy as life insurance under the Code.
Nationwide – Nationwide Life and Annuity Insurance Company.
Net Amount At Risk – The base policy's Death Benefit minus the policy's Cash Value.
Net Premium – Premium after transaction charges, but before any allocation to an investment option.
No-Lapse Guarantee Monthly Premium – Dollar amounts used to calculate the Premium that must be paid to meet the requirements of the Guaranteed Policy Continuation Provision.
No-Lapse Guarantee Period – The length of time during which the Guaranteed Policy Continuation Period is available.
Policy Date – The date the policy takes effect as shown in the Policy Specification Pages. Policy years, months, and anniversaries are measured from this date.
Policy Monthaversary – The same day of the month as the Policy Date for each succeeding month. In any month where such day does not exist (e.g. 29th, 30th, or 31st), the Policy Monthaversary will be the last day of that calendar month.

Policy owner or Owner – The person or entity named as the owner on the application, or the person or entity assigned ownership rights.

Policy Proceeds or Proceeds – Policy Proceeds may constitute the Death Benefit, or the amount payable if the policy matures or is surrendered, adjusted to account for any unpaid charges, Indebtedness and Rider benefits.

Policy Specification Page(s) – The Policy Specification Page(s) are issued as part of the policy and contain information specific to the policy and the Insured, including coverage and Rider elections. Updated Policy
Specification Page(s) will be issued if the policy owner makes any changes to coverage elections after the policy is issued.

Premium – Amount(s) paid to purchase and maintain the policy.
Percent of Premium Charge – The aggregate of the sales load and premium tax charges.
Premium Waiver Benefit – The benefit received under the Premium Waiver Rider. The benefit takes the form of a monthly credit to the policy upon the Insured's total disability for six consecutive months not caused by a risk not assumed. The amount credited to the policy is the lesser of the Premium specified by the policy owner or the average actual monthly Premiums paid over the last 36 months prior to the disability (or such shorter period of time that the policy has been In Force).

Returned Premium – Any return of Premium due to Code Section 7702 or 7702A.
Rider – An optional benefit purchased under the policy. Rider availability and Rider terms may vary depending on the state in which the policy was issued.
Rider Specified Amount – The elected dollar amount of coverage for Long-Term Care Rider II.
SEC – Securities and Exchange Commission.
Service Center – The department of Nationwide responsible for receiving all service and transaction requests relating to the policy. For service and transaction requests submitted other than by telephone (including fax requests), the
Service Center is Nationwide's mail and document processing facility. For service and transaction requests communicated by telephone, the Service Center is Nationwide's operations processing facility. Information on how to contact the Service Center is in the Contacting the Service Center provision in the statutory prospectus.

Sub-Account(s) – The mechanism used to account for allocations of Net Premium and Cash Value among the policy's variable investment options.
Substandard Rating – An underwriting classification based on medical and/or non-medical factors used to determine what to charge for life insurance based on characteristics of the Insured beyond traditional factors for standard risks, which include age, sex, and tobacco habits of the Insured. Substandard Ratings are shown in the Policy
Specification Pages as rate class multiples (medical factors) and/or monthly flat extras (medical and/or non-medical factors). The higher the rate class multiple or monthly flat extra, the greater the risk assessed and the higher the cost of coverage.

TI Accelerated Death Benefit Payment – The actual benefit amount that will be paid under the Accelerated Death
Benefit for Terminal Illness Rider if the eligibility and conditions for payment are met. The benefit amount paid is reduced for risk deductions and adjustments for premature payment of the Base Policy Specified Amount.

Valuation Period – The period during which Nationwide determines the change in the value of the Sub-Accounts.
One Valuation Period ends and another begins as of the close of regular trading on the New York Stock Exchange.

Variable Account – Nationwide VL Separate Account-G, a separate account that Nationwide established to hold policy owner assets allocated to variable investment options. The Variable Account is divided into Sub-Accounts, each of which invests in a separate underlying mutual fund.

Important Information You Should Consider About the Policy
FEES AND EXPENSES (see Additional Information About Fees later in this summary prospectus and Expenses in the statutory prospectus)
Charges for Early Withdrawals
Surrender Charge – Unless the requirement for a policy without surrender charges is met on the Policy Date, for up to 15 years from the Policy Date, or effective date of any Base
Policy Specified Amount increase, a surrender charge is deducted if the policy is surrendered, Lapses, or there is a requested decrease of the Base Policy Specified
Amount (see Surrender Charge in the statutory prospectus). This charge will vary based upon the individual characteristics of the Insured. The maximum surrender charge is
$45.32 per $1,000 of Specified Amount, or 4.532% of the Specified Amount. For example, for a policy with a $100,000 Base Policy Specified Amount, a complete surrender could result in a surrender charge of $4,532.

Partial Surrender Fee – Deducted from the partial surrender amount requested (see
Partial Surrender Fee in the statutory prospectus). Currently, Nationwide waives the Partial
Surrender Fee. Nationwide may elect in the future to assess a Partial Surrender Fee. The
Partial Surrender Fee assessed to each surrender will not exceed the lesser of $25 or 5%
of the amount surrendered.

Transaction Charges
The policy owner may also be charged for other transactions as follows:
• Percent of Premium Charge – Deducted from each Premium payment applied to a policy.
• Service Fee – Upon requesting an illustration, policy loan, or copies of transaction confirmations and statements.
• Rider Charges – One time rider charges for certain benefits, deducted upon invoking the rider.
See Standard Policy Charges and Policy Riders and Rider Charges in the statutory prospectus.

Ongoing Fees and Expenses (periodic charges)
In addition to surrender charges and transaction charges, an investment in the policy is subject to certain ongoing fees and expenses, including fees and expenses covering the cost of insurance under the policy and the cost of optional benefits available under the policy, and such fees and expenses are set based on characteristics of the Insured (e.g., age, sex, and rating classification), see Standard Policy Charges and Policy Riders and
Rider Charges in the statutory prospectus. Please refer to the Policy Specification Pages of your policy for rates applicable to the policy.

A policy owner will also bear expenses associated with the underlying mutual funds under the policy, as shown in the following table:
	Annual Fee	Minimum	Maximum
	Investment options (underlying mutual fund fees and expenses)	0.11%[1]	1.24%[1]
1 As a percentage of underlying mutual fund assets.

RISKS
Risk of Loss	Policy owners of variable life insurance can lose money by investing in the policy, including loss of principal (see Principal Risks in the statutory prospectus).
Not a Short-Term Investment
The policy is not a short-term investment and is not appropriate for an investor who needs ready access to cash (see Principal Risks in the statutory prospectus).

A surrender charge may apply (see Surrender Charge in the statutory prospectus). In addition, taking policy loans may increase the risk of Lapse and may result in adverse tax consequences (see Policy Loans in the statutory prospectus).

RISKS
Risks Associated with Investment Options
• Investment in this policy is subject to the risk of poor investment performance of the investment options chosen by the policy owner.
• Each investment option and each general account option will have its own unique risks.
• Review the prospectuses and disclosures for the investment options before making an investment decision.
• Investment Experience of the policy can vary depending on the available policy investment options selected by the policy owner.
See Principal Risks in the statutory prospectus.

Insurance Company Risks
Investment in the policy is subject to the risks associated with Nationwide, including that any obligations (including under any general account options), guarantees, or benefits are subject to the claims-paying ability of Nationwide. More information about Nationwide, including its financial strength ratings, is available by contacting the Service Center (see
Principal Risks in the statutory prospectus).

Policy Lapse
The policy is at risk of Lapsing when the Cash Surrender Value is insufficient to cover the monthly policy charges, including Rider charges. Cash Surrender Value can be reduced by unfavorable Investment Experience, policy loans, partial surrenders and the deduction of policy charges. Payment of insufficient Premium may cause the policy to Lapse. There is no separate additional charge associated with reinstating a Lapsed policy. The Death
Benefit will not be paid if the policy has Lapsed.

For more information, see Principal Risks and Lapse in the statutory prospectus.

RESTRICTIONS
Investments
• Nationwide may restrict the form in which Sub-Account transfer requests will be accepted (see Sub-Account Transfers in the statutory prospectus).
• Nationwide may limit the frequency and dollar amount of transfers involving the fixed interest options (see Fixed Interest Options Transfers in the statutory prospectus).
• Nationwide reserves the right to add, remove, and substitute investment options available under the policy (see Addition, Deletion, or Substitution of Mutual Funds in
the statutory prospectus).

Optional Benefits
• Certain optional benefits may be subject to availability, eligibility, and/or invocation requirements. Availability of certain optional benefits may be subject to Nationwide’s underwriting approval for the optional benefit.
• Certain optional benefits limit or restrict the investment options available for investment.
• Policy loans are not permitted while benefits are being paid under certain optional benefits.
• Nationwide reserves the right to discontinue offering any optional benefit. Such a discontinuance will only apply to new policies and will not impact any policies already in force.
For more information, see Policy Riders and Rider Charges in the statutory prospectus.

TAXES
Tax Implications
• Consult with a tax professional to determine the tax implications of an investment in and payments received under this policy.
• Earnings on the policy are generally not taxable to the policy owner, unless withdrawn from the policy. Partial and full surrenders from the policy may be subject to taxes, may be taxed as ordinary income, and may be subject to a tax penalty.
For more information, see Taxes in the statutory prospectus.

CONFLICTS OF INTEREST
Investment Professional Compensation
Some financial professionals receive compensation for selling the policy. Compensation can take the form of commission and other indirect compensation in that Nationwide may share the revenue it earns on this policy with the financial professional’s firm. This conflict of interest may influence a financial professional, as these financial professionals may have a financial incentive to offer or recommend this policy over another investment (see A
Note on Charges in the statutory prospectus).

RISKS
Exchanges
Some financial professionals may have a financial incentive to offer an investor a new policy in place of the one he/she already owns. An investor should only exchange his/her policy if he/she determines, after comparing the features, fees, and risks of both policies, that it is preferable for him/her to purchase the new policy, rather than to continue to own the existing one (see Exchanging the Policy for Another Life Insurance Policy in the
statutory prospectus).

Overview of the Policy
Purpose
The primary benefit of this policy is life insurance coverage. Nationwide will pay the Death Benefit Proceeds upon the Insured's death if the Insured dies while the policy is In Force. The policy is In Force when: the policy has been issued; the initial Premium has been paid; the Insured is living; the policy has not been surrendered for its Cash Surrender Value; and the policy has not Lapsed.
The Cash Value and Death Benefit, to the extent the Death Benefit includes or is based on the Cash Value, will not be fixed but will be dependent on the investment performance of the investment options in which the policy owner is invested, and cumulative separate account and policy charges assessed by Nationwide over the life of the policy.
Prospective purchasers should consult with a financial professional to determine whether this policy is appropriate for them, taking into consideration his/her particular needs, including investment objectives, risk tolerance, investment time horizon, marital status, tax situation, and other personal characteristics. Generally speaking, this policy is intended as a long-term investment, it is not a short-term investment and is not appropriate for an investor who needs ready access to cash, see Principal Risks in the statutory prospectus.
Premiums
The policy owner will select a Premium payment plan for the policy at the time of application. Within limits, the policy owner may vary the frequency and amount of Premium payments, see Premium Payments and Unfavorable Sub-Account Investment Experience in the statutory prospectus.
Net Premium, loan repayments, and Cash Value may be allocated among general account options and/or variable investment options available in the policy. However, loan repayments are subject to the default allocation prioritization stated in the policy, see Repayment in the statutory prospectus.
The policy currently offers two general account options, the fixed interest options, see Risk of Allocating Cash Value to the General Account Options. As general account options, amounts credited to these investment options are dependent on Nationwide’s financial strength and claims paying ability.
The fixed interest options offered under the policy are the Fixed Account and the Long-Term Fixed Account. Both of these options will earn interest daily at an effective annual rate, see Fixed Interest Options in the statutory prospectus. The Long-Term Fixed Account may earn a higher interest rate than the Fixed Account, but will also be subject to greater allocation, transfer, and partial surrender restrictions, see Fixed Interest Options Transfers in the statutory prospectus.
The variable investment options offered under the policy correspond to mutual funds designed to be the underlying investment options of variable insurance products. Nationwide VL Separate Account-G contains a separate Sub-Account for each of the underlying mutual funds offered in the policy.
Additional information about the underlying mutual funds is available in Appendix: Underlying Mutual Funds Available Under the Policy.
Payment of insufficient Premium may cause the policy to Lapse.
Policy Features
Death Benefit Options
Note: The Death Benefit will be the greater of the amount produced by the death benefit option in effect on the date of the Insured's death or the Minimum Required Death Benefit, see The Minimum Required Death Benefit in the statutory prospectus.
Death Benefit Option 1: The Death Benefit will be the Base Policy Specified Amount as of the Insured's date of death.
Death Benefit Option 2: The Death Benefit will be the Base Policy Specified Amount plus the Cash Value as of the Insured's date of death.
For additional information, see Standard Death Benefit Options in the statutory prospectus.

Choice of Policy Proceeds
The Policy Proceeds may be paid in a lump sum, or a variety of options that will pay out over time.
Coverage Flexibility
Subject to conditions, the policy owner may choose to:
•
change the death benefit option;
•
increase or decrease the Base Policy Specified Amount and/or Rider Specified Amount;
•
change beneficiaries; and
•
change ownership of the policy.
Continuation of Coverage Guarantee Feature
The policy will remain In Force during the policy continuation period as long as sufficient Premium is paid to meet the requirements set forth in Guaranteed Policy Continuation Provision in the statutory prospectus.
Access to Cash Value
Subject to conditions, the policy owner may:
•
take a policy loan, see Policy Loans in the statutory prospectus.
•
take a partial surrender, see Partial Surrender in the statutory prospectus.
•
surrender the policy for its Cash Surrender Value at any time while the policy is In Force, see Full Surrender in the statutory prospectus.
Transfer Requests
Generally, policy owners may request to transfer allocations between the fixed interest options and Sub-Accounts daily. Requests to transfer allocations between policy investment options will be processed in the Valuation Period they are received at the Service Center as long as the request is in good order. Requests that are not in good order may be delayed or returned, see Contacting the Service Center in the statutory prospectus.
Restrictions or limitations on transfers from the general account option(s) may delay a policy owner’s ability to transfer Cash Value to the Sub-Accounts. Additionally, transfer requests from a Sub-Account may be subject to short-term trading fees and policies and procedures intended to reduce the potentially detrimental impact that disruptive trading has on Investment Experience. For additional information, see Transfers Among and Between the Policy Investment Options in the statutory prospectus.
Taxes
Earnings on the policy are generally not taxable to the policy owner, unless withdrawn from the policy. This is known as tax deferral. In addition, beneficiaries generally will not have to include Death Benefit Proceeds as taxable income, see Taxes in the statutory prospectus.
Assignment
Policy owners may assign the policy as collateral for a loan or another obligation while the policy is In Force, see Assigning the Policy in the statutory prospectus.
Right to Cancel (Examination Right)
For a limited time, the policy owner may cancel the policy and Nationwide will refund the amount prescribed by state law, see Right to Cancel (Examination Right) in the statutory prospectus.
Riders
The policy owner may purchase one or more of the Riders listed below, subject to availability in the state where the policy is issued. There may be additional charges assessed for elected Riders and Rider charges may vary based upon the individual characteristics of the Insured. Operation and benefits of the Riders described in this prospectus may vary by the state where the policy is issued.

•
Overloan Lapse Protection Rider II
•
Long-Term Care Rider II
•
Accelerated Death Benefit for Terminal Illness Rider
•
Accelerated Death Benefit for Chronic Illness Rider
•
Accelerated Death Benefit for Critical Illness Rider
•
Premium Waiver Rider
•
Waiver of Monthly Deductions Rider
•
Extended No-Lapse Guarantee Rider
For additional information, see Policy Riders and Rider Charges in the statutory prospectus.
Standard Death Benefit
Standard Death Benefit Options
Policy owners have a choice of one of two available death benefit options under the policy. If a death benefit option is not selected, Nationwide will issue the policy with Death Benefit Option 1. Not all death benefit options are available in all states.
Note: The Death Benefit will be the greater of the amount produced by the death benefit option in effect on the date of the Insured's death or the Minimum Required Death Benefit, see The Minimum Required Death Benefit in the statutory prospectus.
Death Benefit Option 1: The Death Benefit will be the Base Policy Specified Amount as of the Insured's date of death.
Death Benefit Option 2: The Death Benefit will be the Base Policy Specified Amount plus the Cash Value as of the Insured's date of death.
Calculation of the Death Benefit
The Death Benefit will be calculated when Nationwide has received (at the Service Center) all information required to process the claim for Death Benefit Proceeds, including, but not limited to, proof that the Insured has died and any other information Nationwide may reasonably require. The Death Benefit may be subject to an adjustment if an error or misstatement was made upon application, the Insured dies by suicide, benefits were paid under a Rider that accelerated all or a portion of the Death Benefit, and if the Long-Term Care Rider II is elected, when the Rider’s lapse protection feature is keeping the policy In Force when the Insured dies.
While the policy is In Force, the Death Benefit will never be less than the Base Policy Specified Amount. The Death Benefit will depend on the death benefit option elected, certain Riders, and the tax test elected as discussed in greater detail below. The Death Benefit may vary with the Cash Value of the policy, which is affected by Investment Experience, Indebtedness, and any due and unpaid monthly deductions that accrued during a Grace Period.
The Minimum Required Death Benefit
The policy has a Minimum Required Death Benefit. The Minimum Required Death Benefit is the lowest Death Benefit that will qualify the policy as life insurance under Section 7702 of the Code.
The tax tests for life insurance generally require that the policy have a significant element of life insurance and not be primarily an investment vehicle. At the time the policy is issued, the policy owner irrevocably elects one of the following tests to qualify the policy as life insurance under Section 7702 of the Code:
•
the cash value accumulation test; or
•
the guideline premium/cash value corridor test.
If a specific test is not elected, Nationwide will issue the policy with the guideline premium/cash value corridor test.

Cash Value Accumulation Test
The cash value accumulation test determines the Minimum Required Death Benefit by multiplying theCash Value by a percentage calculated as described in the Code. The percentages depend upon the Insured's age, sex, and underwriting classification. Under the cash value accumulation test, there is no limit to the amount that may be paid in Premiums as long as there is sufficient Death Benefit in relation to the Cash Value at all times.
Guideline Premium/Cash Value Corridor Test
The guideline premium/cash value corridor test determines the Minimum Required Death Benefit by comparing the Death Benefit to an applicable percentage of the Cash Value. These percentages are set out in the Code, but the percentage varies only by the Attained Age of the Insured.
In deciding which test to elect for the policy, consider the following:
•
The cash value accumulation test generally allows flexibility to pay more Premium, subject to Nationwide's approval of any increase in the policy's Net Amount At Risk that would result from higher Premium payments. Premium payments under the guideline premium/cash value corridor test are limited by Section 7702 of the Code.
•
Generally, the guideline premium/cash value corridor test produces a higher Death Benefit in the early years of the policy while the cash value accumulation test produces a higher Death Benefit in the policy's later years.
•
Monthly cost of insurance charges that vary with the amount of the Death Benefit may be greater during the years when the elected test produces a higher Death Benefit.
Regardless of which test is elected, Nationwide will monitor compliance to ensure that the policy meets the statutory definition of life insurance under the Code. As a result, the Proceeds payable under a policy should be excludable from gross income of the beneficiary for federal income tax purposes. Nationwide may refuse additional Premium payments or return Premium payments so that the policy continues to meet the Code's definition of life insurance. Consult a qualified tax advisor on all tax matters involving the policy.
Other Benefits Available Under the Policy
In addition to the standard death benefit options available under the policy, other standard or optional benefits may also be available to you. The following table summarizes information about these other benefits. For additional information on the policy’s Riders, see Policy Riders and Rider Charges in the statutory prospectus. Additional information on the fees associated with each benefit is in Additional Information About Fees later in this summary prospectus.
Name of Benefit	Purpose	Is Benefit Standard or Optional	Brief Description of Restrictions/Limitations
Guaranteed Policy Continuation	During the No-Lapse Guarantee Period, the policy will not Lapse if Premium requirements are satisfied	Standard
• The No-Lapse Guarantee Monthly Premium can
change due to action by the policy owner
• When the No-Lapse Guarantee Period ends, the
policy may be at risk of Lapse
See Guaranteed Policy Continuation Provision in the
statutory prospectus

Dollar Cost Averaging	Long-term transfer program involving automatic transfer of assets	Standard
• Transfers are only permitted from the Fixed Account
and a limited number of Sub-Accounts
• Transfers may not be directed to the Fixed Account
• Transfers from the Fixed Account must be no more
than 1/12th of the Fixed Account value at the time
the program is elected
• Nationwide may modify, suspend, or discontinue
these programs at any time
• Transfers are only made monthly
See Policy Owner Services in the statutory
prospectus

Name of Benefit	Purpose	Is Benefit Standard or Optional	Brief Description of Restrictions/Limitations
Enhanced Dollar Cost Averaging	Long-term transfer program involving automatic transfer of Fixed Account allocations with higher interest crediting rate	Standard
• Only available at the time of application, and only
initial Premium is eligible for the program
• Extended No-Lapse Guarantee Rider Advantage
Program is not available when Enhanced Dollar
Cost Averaging is elected
• Transfers are only permitted from the Fixed Account
• Transfers are only made monthly and only for the
first policy year
See Policy Owner Services in the statutory
prospectus

Asset Rebalancing	Automatic reallocation of assets on a predetermined percentage basis	Standard	• Assets in the general account options are excluded from the program • Rebalances only permitted on a three, six, or 12 month schedule See Policy Owner Services in the statutory prospectus
Automated Income Monitor	Systematic partial surrender and/or policy loan program to take an income stream of scheduled payments from the Cash Value	Standard
• Only available to policies that are not modified
endowment contracts
• Policy owners are responsible for monitoring the
policy to prevent Lapse
• Program will terminate upon the occurrence of
specified events
• Nationwide may modify, suspend, or discontinue the
program at any time
See Policy Owner Services in the statutory
prospectus

Overloan Lapse Protection Rider II	Prevent the policy from Lapsing due to Indebtedness	Optional
• Subject to eligibility requirements to invoke the
Rider
• Election to invoke is irrevocable
• Once invoked, all other Riders terminate
• Cash Value will be transferred to the Fixed Account
and may not be transferred out
• No further loans or partial surrenders may be taken
from the policy

Long-Term Care Rider II	Accelerates a portion of the Base Policy Specified Amount for qualified long-term care services	Optional
• Underwriting requirements for the Rider are
separate and distinct from the policy, and the Rider
does not provide benefits for certain conditions or
events
• Insured must be between Attained Age 21 and 80
when the Rider is elected
• Long-Term Care Specified Amount must be at least
$100,000 and no more than the maximum
determined in underwriting
• Subject to maximum monthly benefit
• Subject to eligibility requirements to invoke the
Rider
• Subject to an elimination period, a 90-day waiting
period, before benefits are paid
• Written notice of claim is required
• Benefit associated with the Rider may not cover all
long-term care costs incurred
• While benefit is being paid no loans or partial
surrenders may be taken from the policy

Name of Benefit	Purpose	Is Benefit Standard or Optional	Brief Description of Restrictions/Limitations
Accelerated Death Benefit for Terminal Illness Rider	Provides a one-time terminal illness benefit payment	Optional
• The Rider only applies to the Insured under the
base policy
• Invoking the Rider is subject to eligibility
requirements
• Requested Percentage must not exceed 50% of the
Base Policy Specified Amount
• Amount of the accelerated death benefit payment
must be at least $10,000 and cannot exceed
$250,000
• The minimum Base Policy Specified Amount for the
policy must still be met after processing the
acceleration request
• Timing restrictions on coverage may apply
• Receipt of accelerated death benefits may be
taxable and may adversely impact eligibility for
other government benefits
• The value of the benefit may be reduced by
benefits paid under other Riders

Accelerated Death Benefit for Chronic Illness Rider	Provides for chronic illness benefit payments	Optional
• Subject to eligibility requirements
• Insured must be between Attained Age 18 and 65
when the policy is issued
• Insured must be certified by a licensed health care
practitioner within 30 days prior to submitting a
claim
• Subject to annual and lifetime dollar amount
limitations
• 90-day waiting period applies for the first claim;
waiting period may apply for subsequent claims
• Death Benefit must be changed to Death Benefit
option 1
• Partial Surrenders and Indebtedness will reduce
benefits
• Receipt of accelerated death benefits may be
taxable and may adversely impact eligibility for
other government benefits
• The value of the benefit may be reduced by
benefits paid under other Riders

Accelerated Death Benefit for Critical Illness Rider	Provides for critical illness benefit payments	Optional
• Subject to eligibility requirements
• Insured must be between Attained Age 18 and 65
when the policy is issued
• Insured must have one of the qualifying critical
illness conditions to invoke this Rider
• Subject to annual and lifetime dollar amount
limitations
• Death Benefit must be changed to Death Benefit
Option 1
• Partial Surrenders and Indebtedness will reduce
benefits
• Receipt of accelerated death benefits may be
taxable and may adversely impact eligibility for
other government benefits
• The value of the benefit may be reduced by
benefits paid under other Riders

Name of Benefit	Purpose	Is Benefit Standard or Optional	Brief Description of Restrictions/Limitations
Premium Waiver Rider	Provides a monthly credit to the policy upon the Insured’s total disability	Optional
• May be purchased on or after the policy
anniversary on which Insured reaches Attained Age
21 and before the policy anniversary on which
Insured reaches Attained Age59
• Monthly credit applied may not be sufficient to keep
the policy from Lapsing
• Cannot be elected if the Waiver of Monthly
Deductions Rider or Extended No-Lapse Guarantee
Rider is elected
• If the Insured is younger than age 63 at the time of
the total disability, coverage continues until age 65
• If the Insured is age 63 or older at the time of the
total disability, coverage may continue for two years

Waiver of Monthly Deductions Rider	Waiver of policy charges if the Insured becomes totally disabled	Optional
• May be purchased on or after the policy
anniversary on which Insured reaches Attained Age
21 and before the policy anniversary on which
Insured reaches Attained Age59
• Monthly charges will not be waived until the Insured
has been disabled for six consecutive months
• Benefit alone may not be sufficient to keep the
policy from Lapsing
• Cannot be elected if the Premium Waiver Rider is
elected
• If disability began before Attained Age 60, the
benefit may continue for as long as the disability
• If disability began between Attained Age 60 and 63,
the benefit may continue until Attained Age65
• If the Insured’s total disability begins after Attained
Age 63, the benefit may continue for two years

Extended No-Lapse Guarantee Rider	Provides Lapse protection after the protection provided by the Guaranteed Policy Continuation Provision has ended	Optional
• Rider only available to be elected at the time of
application for policies with Death Benefit option 1
and is irrevocable
• Cannot be elected if the Premium Waiver Rider is
elected
• If the Death Benefit is changed from Death Benefit
option 1 this Rider will terminate
• Policy must be managed as illustrated to maintain
the Rider’s no-lapse guarantee
• Available variable investment options are limited

Name of Benefit	Purpose	Is Benefit Standard or Optional	Brief Description of Restrictions/Limitations
Extended No--Lapse Guarantee Advantage Program	To provide a reduced percent of Premium no-lapse guarantee charge factor rate if Program requirements are met	Optional
• Only available to be elected at the time of
application when the Extended No-Lapse
Guarantee Rider is elected
• Only Premium received during the first policy year
in excess of a designated dollar amount receives
the reduced charge factor rate
• All Premium received during the first policy year is
applied to the program’s originating Sub-Account
• Transfers are only made monthly from the date the
initial Premium is applied and the program
terminates after 60 transfers
• Available investment options to receive program
transfers are limited to the options available under
the Extended No--Lapse Guarantee Rider
• Enhanced dollar cost averaging is not available
when the Advantage Program is elected
• Program Value is not available to participate in
dollar cost averaging, asset rebalancing programs,
or Directed Monthly Deductions
• Requested termination of the program is not
permitted without first terminating the Extended No-
Lapse Guarantee Rider

Buying the Policy
Initial Premium Payment
The required initial Premium payment amount is stated in the Policy Specification Pages and will depend on the following factors: the initial Base Policy Specified Amount, death benefit option elected, any Riders elected, and the Insured’s age, sex, health, and activities. Initial Premium may be paid to the Service Center or to an authorized Nationwide representative. The initial Premium payment will not be applied to the policy until the underwriting process is complete.
Premium Payments
This policy does not require a payment of a scheduled Premium amount to keep it In Force. It will remain In Force as long as the conditions that cause a policy to Lapse do not exist, see Lapse and Unfavorable Sub-Account Investment Experience in the statutory prospectus. Premium payment reminder notices will be sent according to the Premium payment schedule selected by the policy owner. Additional Premium payments must be submitted to the Service Center. Each Premium payment must be at least $25. Upon request, Nationwide will furnish Premium payment receipts. Policy owners may make additional Premium payments at any time while the policy is In Force and prior to the Maturity Date, subject to the following:
•
Nationwide may require satisfactory evidence of insurability before accepting any additional Premium payment that results in an increase in the policy's Net Amount At Risk.
•
Nationwide will refund Premium payments that exceed the applicable premium limit established by the Code to qualify the policy as a contract for life insurance. Refunds of Premium will be processed from the policy investment options in the order described in How Monthly Charges are Deducted in the statutory prospectus.
•
Nationwide will monitor Premiums paid and will notify policy owners when the policy is in jeopardy of becoming a modified endowment contract, see Taxes in the statutory prospectus.
•
Nationwide may require that policy Indebtedness be repaid before accepting any additional Premium payments.
Premium payments will be allocated to the Sub-Accounts and fixed interest options according to the allocation instructions in effect at the time the Premium is received, subject to the following limitations on fixed interest options allocations:

(1)
Nationwide may refuse Premium allocations, including initial Premium, to the fixed interest options that would cause the total value of amounts allocated to the fixed interest options to exceed 50% of your policy's total Cash Value; and
(2)
Net Premium allocations to the Long-Term Fixed Account, including initial Premium, will not be permitted:
(a)
to exceed $500,000 in any 12 month period (determined on a rolling basis considering any Premium payment allocations during the 12 months prior to the Valuation Period during which Nationwide receives a Premium payment); and/or
(b)
if, at the time the Premium is received, it would cause the policy's Long-Term Fixed Account value to exceed $1,000,000.
Nationwide may further limit or refuse Premium payments to the Long-Term Fixed Account on a prospective basis at any time. Generally, this right may be invoked when interest rates are low by historical standards, such as times when investments necessary to support the current Long-Term Fixed Accounts interest crediting rate greater than the current Fixed Account are not available.
The policy owner may change how future Premium will be allocated at any time while the policy is In Force by notifying Nationwide in writing.
How Your Policy Can Lapse
The policy is at risk of Lapsing when the Cash Surrender Value is insufficient to cover the monthly policy charges, including Rider charges, see Unfavorable Sub-Account Investment Experience in the statutory prospectus. A policy owner can avoid Lapsing the policy by paying the amount required by the Guaranteed Policy Continuation Provision, purchasing and meeting the requirements of the Extended No-Lapse Guarantee Rider, or by invoking the Overloan Lapse Protection Rider II to prevent the policy from Lapsing due to Indebtedness. Before any Lapse, there is a Grace Period during which a policy owner can take action to prevent the Lapse. Subject to certain conditions, a policy owner may reinstate a policy that has Lapsed.
Guaranteed Policy Continuation Provision
The policy provides for a Guaranteed Policy Continuation Provision during the No-Lapse Guarantee Period shown in the Policy Specification Pages. During the No-Lapse Guarantee Period, the policy will not Lapse if at the time a Lapse would otherwise occur, the Premium paid, reduced for any Indebtedness, partial surrenders, and/or Returned Premiums, is equal to or greater than the sum of the No-Lapse Guarantee Monthly Premium in effect for each respective month since the policy was issued.
The No-Lapse Guarantee Monthly Premium required is stated in the Policy Specification Pages and will vary by the Insured's issue age, sex, underwriting classification, any Substandard Ratings, the Base Policy Specified Amount and any Riders elected.
The No-Lapse Guarantee Monthly Premium can only change due to action taken by the policy owner. If a policy owner has made any changes to the policy after it is issued, including any policy loans or partial surrenders, increases or decreases to the Base Policy Specified Amount, adding or terminating a Rider, and/or changing the death benefit option, the No-Lapse Guarantee Monthly Premium may change. A change will result in reissued Policy Specification Pages which will show the new No-Lapse Guarantee Monthly Premium. Upon request and for no charge, Nationwide will determine whether Premium payments, minus any Indebtedness and partial surrenders, and/or Returned Premiums are sufficient to keep the Guaranteed Policy Continuation Provision in effect.
When the No-Lapse Guarantee Period ends, if the Cash Surrender Value remains insufficient to cover the monthly policy charges, the policy is at risk of Lapsing and a Grace Period will begin. There is no separate additional charge for the Guaranteed Policy Continuation Provision.
Grace Period
If the Cash Surrender Value on any Policy Monthaversary is not sufficient to cover the current monthly deductions, then a Grace Period will begin. At the beginning of a Grace Period, the policy owner will receive a notice from Nationwide that will indicate the amount of Premium that must be paid to avoid Lapsing the policy. If the required Premium is not paid within 61 days, the policy and all Riders will Lapse. The amount is equal to the lesser of:

•
the amount of Premium required to pay any due and unpaid policy charges plus three times the current monthly deductions; or
•
during the No-Lapse Guarantee Period, the amount of Premium that will bring the Guaranteed Policy Continuation Provision back into effect; or
•
if the Extended No-Lapse Guarantee Rider is elected and the No-Lapse Guarantee Period has ended, the amount of Premium that will satisfy the Rider.
The Grace Period will not alter the operation of the policy or the payment of Proceeds.
Reinstatement
A policy owner may request reinstatement of a Lapsed policy by:
(1)
submitting, at any time within three years after the end of the Grace Period (or longer if required by state law) and before the Maturity Date, a written request to the Service Center to reinstate the policy;
(2)
providing evidence of insurability satisfactory to Nationwide;
(3)
paying sufficient Premium to keep the policy In Force for three months (or less if required by state law) from the date of reinstatement, or, if the policy is in the No-Lapse Guarantee Period, paying the lesser of (a) and (b) where:
(a)
is the amount of Premium sufficient to keep the policy In Force for three months from the date of reinstatement; and
(b)
is the amount of Premium sufficient to bring the Guaranteed Policy Continuation Provision into effect;
(4)
paying sufficient Premium to cover all policy charges that were due and unpaid during the Grace Period; and
(5)
repaying or reinstating any Indebtedness that existed at the end of the Grace Period.
The policy owner may also reinstate coverage under certain Riders subject to satisfactory evidence of insurability.
If Nationwide approves the application for reinstatement and receives the required Premium, the effective date of a reinstated policy, including any reinstated Riders, will be the coinciding or next Policy Monthaversary following the date Nationwide approves the application for reinstatement.
If the policy is reinstated, the Cash Value on the date of reinstatement will be set equal to the lesser of the surrender charge corresponding to the policy year in which the policy is reinstated or the Cash Value at the end of the most recent Grace Period. Nationwide will add any Premiums or loan repayments that were made to reinstate the policy to the Cash Value.
The Cash Value will be applied to the policy investment options according to the policy owner’s most recent allocation instructions for Net Premium.
Making Withdrawals: Accessing the Money in Your Policy
Full Surrender
The policy may be surrendered for the Cash Surrender Value at any time while it is In Force. A surrender will be effective as of the date Nationwide receives the policy owner’s written surrender request in good order at the Service Center. Nationwide reserves the right to require written requests to be submitted on current Nationwide forms. Any applicable surrender charges will be deducted from the policy’s Cash Value, see Surrender Charge in the statutory prospectus. See Payment of Policy Proceeds in the statutory prospectus for additional information.
Partial Surrender
A policy owner may request a partial surrender of the policy's Cash Surrender Value at any time after the first policy year. A partial surrender will be effective as of the date Nationwide receives the policy owner's written request at the Service Center. Nationwide reserves the right to require written requests to be submitted on current Nationwide forms. Notwithstanding anything to the contrary set forth in this prospectus, Nationwide may accept requests submitted via telephone, subject to dollar amount limitations and payment and other restrictions to prevent fraud. Nationwide reserves the right to discontinue acceptance of telephonic requests at any time upon written notice. Contact the Service Center for current limitations and restrictions, see Contacting the Service Center in the statutory prospectus. A Partial Surrender Fee may be applied to each partial surrender that equals the lesser of $25 or 5% of the amount surrendered. Currently, Nationwide waives the partial surrender fee, see Partial Surrender Fee in the statutory prospectus. See Payment of Policy Proceeds in the statutory prospectus for additional information.
A partial surrender cannot cause the Base Policy Specified Amount to be reduced below the Minimum Base Policy Specified Amount indicated in the Policy Specification Pages, and after any partial surrender, the policy must continue to qualify as life insurance under Section 7702 of the Code. Partial surrenders may be subject to income tax penalties. They could also cause the policy to become a "modified endowment contract" under the Code, which could change the income tax treatment of any distribution from the policy, see Taxes in the statutory prospectus.
Reduction of the Base Policy Specified Amount due to a Partial Surrender
When a partial surrender is taken, the Base Policy Specified Amount will be reduced by the amount necessary to prevent an increase in the Net Amount At Risk. The Base Policy Specified Amount reduction will not exceed the partial surrender amount. The policy's charges going forward will be based on the new Base Policy Specified Amount.
Any reduction of the Base Policy Specified Amount will be made in the following order: against the most recent increase in the Base Policy Specified Amount, then against the next most recent increases in the Base Policy Specified Amount in succession, and finally, against the initial Base Policy Specified Amount.

Additional Information About Fees
The following tables describe the fees and expenses that a policy owner will pay when buying, owning, and surrendering or taking partial surrenders from the policy. Please refer to the Policy Specification Pages of your policy for information about the specific fees you will pay based on the options you have elected.
The first table describes the fees and expenses that a policy owner will pay at the time the policy owner pays Premium into the policy, surrenders or takes partial surrenders from the policy, or transfers Cash Value between investment options.
Transaction Fees
Charge	When Charge is Deducted	Amount Deducted
Percent of Premium Charge	Upon making a Premium payment	Maximum: 12% of each Premium	Currently: 6% of each Premium
Service Fee[1]	Upon requesting an illustration, policy loan, or copies of transaction confirmations and statements	Maximum: $25	Currently: $0
Partial Surrender Fee	Upon a partial surrender	Maximum: lesser of $25 or 5% of the amount surrendered from the policy's Cash Value	Currently: $0
Surrender Charge†	Upon surrender, policy Lapse, and certain Base Policy Specified Amount decreases	Maximum: $45.32 per $1,000 of Base Policy Specified Amount	Minimum: $0.98 per $1,000 of Base Policy Specified Amount
Representative: an Issue Age 35 male preferred non-tobacco with a Base Policy Specified Amount of $500,000; Death Benefit Option 1; and a complete surrender of the policy in the first year	Upon surrender, policy Lapse, and certain Base Policy Specified Amount decreases	$19.09 per $1,000 of Base Policy Specified Amount from the policy's Cash Value
Overloan Lapse Protection Rider II Charge†	Upon invoking the Rider	Maximum: $185.00 per $1,000 of Cash Value	Minimum: $1.50 per $1,000 of Cash Value
Representative: an Attained Age85 Insured with a Cash Value of $500,000, assuming the guideline premium/cash value corridor life insurance qualification test is elected	Upon invoking the Rider	$32 per $1,000 of Cash Value
Accelerated Death Benefit for Terminal Illness Rider Charge[2]†
TI Administrative Charge	Upon invoking the Rider	Maximum: $250.00	Currently: $250.00
Rider Charge	Upon invoking the Rider	Maximum: $200 per $1,000 of TI Unadjusted Accelerated Death Benefit Payment	Minimum: $30 per $1,000 of TI Unadjusted Accelerated Death Benefit Payment
Representative: an Insured of any age or sex, an assumed life expectancy of 1 year, an assumed interest rate of 5% and a risk charge of 5%.	Upon invoking the Rider	$100 per $1,000 of TI Unadjusted Accelerated Death Benefit Payment

Transaction Fees
Charge	When Charge is Deducted	Amount Deducted
Accelerated Death Benefit for Chronic Illness Rider Charge
CI Administrative Charge	Upon invoking the Rider	Maximum: $250.00	Currently: $250.00
Accelerated Death Benefit for Critical Illness Rider Charge
CRI Administrative Charge	Upon invoking the Rider	Maximum: $250.00	Currently: $250.00
Extended No-Lapse Guarantee Rider Percent of Premium Charge†	Upon making a Premium payment	Maximum: 15% of each Premium	Minimum: 0% of each Premium
Representative: an Attained Age 35 male preferred non-tobacco	Upon making a Premium payment	6% of each Premium
†
This charge will vary based upon the individual characteristics of the Insured. Representative charges shown in the table may not be representative of the charge that a particular policy owner will pay. Policy owners can request an illustration of specific costs and/or see the Policy Specification Pages for information about specific charges of the policy.
1
The policy owner will be expected to pay the Service Fee by check or money order at the time of the request. This charge will not be deducted from Cash Value.
2
The Accelerated Death Benefit for Terminal Illness Rider Charge varies based on prevailing interest rates and the life expectancy of the Insured upon payment of the TI Accelerated Death Benefit Payment.
The next table describes the fees and expenses that a policy owner will pay periodically while the policy is In Force, not including mutual fund operating expenses.
Periodic Charges Other than Annual Underlying Mutual Fund Expenses
Base Contract Charges
Charge	When Charge is Deducted	Amount Deducted
Cost of Insurance Charge†	Monthly	Maximum: $83.34 per $1,000 of Net Amount At Risk	Minimum: $0.00 per $1,000 of Net Amount At Risk
Representative: an Issue Age 35, in the first policy year, male preferred non- tobacco with a Base Policy Specified Amount of $500,000 and Death Benefit Option 1	Monthly	$0.01 per $1,000 of Net Amount At Risk
Flat Extra Charge[1]	Monthly	Maximum: $2.09 per $1,000 of Net Amount At Risk for each Flat Extra assessed
Percent of Sub-Account Value Charge	Monthly	Maximum: 0.50% annually (0.042% monthly) of Cash Value allocated to the Sub-Accounts	Currently: 0.10% annually (0.008% monthly) of Cash Value allocated to the Sub- Accounts

Base Contract Charges
Administrative Per Policy Charge	Monthly	Maximum: $20.00 per policy	Currently: $10.00 per policy
Per $1,000 of Specified Amount Charge†	Monthly	Maximum: $3.14 per $1,000 of Base Policy Specified Amount	Minimum: $0.10 per $1,000 of Base Policy Specified Amount
Representative: an Issue Age of 35, in the first policy year, male preferred non- tobacco with a Base Policy Specified Amount of $500,000, and Death Benefit Option 1	Monthly	$0.17 per $1,000 of Base Policy Specified Amount
Policy Loan Interest Charge[2]	Annually and at the time of certain events and transactions	Maximum: 4.50% of Indebtedness	Currently: 4.50% of Indebtedness
Optional Benefit Charges
Charge	When Charge is Deducted	Amount Deducted
Long-Term Care Rider II Charge†	Monthly	Maximum: $4.17 per $1,000 of Long -Term Care Rider Specified Amount	Minimum: $0.00 per $1,000 of Long-Term Care Rider Specified Amount
Representative: an Issue Age 35 male single preferred non-tobacco with an elected benefit percentage of 4%	Monthly	$0.08 per $1,000 of Long-Term Care Rider Specified Amount
Waiver of Monthly Deductions Rider Charge†	Monthly	Maximum: $855 per $1,000 of Waiver of Monthly Deduction Benefit	Minimum: $85 per $1,000 of Waiver of Monthly Deduction Benefit
Representative: an Attained Age 35 male preferred non- tobacco with a Base Policy Specified Amount of $500,000 and Death Benefit Option 1	Monthly	$85 per $1,000 of Waiver of Monthly Deduction Benefit
Premium Waiver Rider Charge†	Monthly	Maximum: $315 per $1,000 of Premium Specified by the Policy Owner	Minimum: $42 per $1,000 of Premium Specified by the Policy Owner
Representative: an Attained Age 35 male preferred non- tobacco	Monthly	$42 per $1,000 of Premium Specified by the Policy Owner

Optional Benefit Charges
Extended No Lapse Guarantee Rider Percent of Sub-Account Value Charge	Monthly	Maximum: 0.083% of Cash Value allocated to the Sub- Accounts	Minimum: 0% of Cash Value allocated to the Sub-Accounts
Representative: an Attained Age 35 male preferred non-tobacco	Monthly	0.042% of Cash Value allocated to the Sub-Accounts
†
This charge will vary based upon the individual characteristics of the Insured. Representative charges shown in the table may not be representative of the charge that a particular policy owner will pay. Policy owners can request an illustration of specific costs and/or see the Policy Specification Pages for information about specific charges of the policy.
1
The Flat Extra Charge is only applicable if certain factors result in an Insured having a Substandard Rating, see Cost of Insurance Charge in the statutory prospectus. An Insured with more than one Substandard Rating may be assessed more than one Flat Extra Charge.
2
The maximum and current Policy Loan Interest Charge rates are stated as gross rates of interest charged.
The next table shows the minimum and maximum total operating expenses charged by the underlying mutual funds that a policy owner may periodically pay while the policy is In Force. A complete list of the underlying mutual funds available under the policy, including their annual expenses, may be found at the back of this document in Appendix: Underlying Mutual Funds Available Under the Policy.
Annual Underlying Mutual Fund Expenses
	Minimum	Maximum
(Expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses, as a percentage of average underlying mutual fund net assets.)	0.11%	1.24%

Appendix: Underlying Mutual Funds Available Under the Policy
The following is a list of underlying mutual funds available under the policy. More information about the underlying mutual funds is available in the prospectuses for the underlying mutual funds, which may be amended from time to time and can be found online at https://nationwide.onlineprospectus.net/NW/vulprotectorII/index.html. This information can also be obtained at no cost by calling 1-800-848-6331 or by sending an email request to FLSS@nationwide.com. Depending on the optional benefits chosen, access to certain underlying mutual funds may be limited.
The current expenses and performance information below reflects fees and expenses of the underlying mutual funds, but do not reflect the other fees and expenses that the policy may charge. Expenses would be higher and performance would be lower if these other charges were included. Each underlying mutual fund’s past performance is not necessarily an indication of future performance.
Type	Underlying Mutual Fund and Adviser/ Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/2022)
			1 year	5 year	10 year
Allocation	American Funds Insurance Series® - Asset Allocation Fund: Class 2 Investment Advisor: Capital Research and Management Company	0.55%	-13.40%	5.33%	8.10%
Equity	American Funds Insurance Series® - Global Growth Fund: Class 1 Investment Advisor: Capital Research and Management Company	0.41%*	-24.54%	7.33%	10.43%
Equity	American Funds Insurance Series® - Growth Fund: Class 1 Investment Advisor: Capital Research and Management Company	0.35%	-29.76%	11.42%	13.93%
Equity	American Funds Insurance Series® - Growth-Income Fund: Class 1 Investment Advisor: Capital Research and Management Company	0.28%	-16.29%	8.10%	11.82%
Equity	American Funds Insurance Series® - New World Fund®: Class 1 Investment Advisor: Capital Research and Management Company	0.57%*	-21.86%	2.58%	4.53%
Equity	American Funds Insurance Series® - Washington Mutual Investors Fund: Class 1 Investment Advisor: Capital Research and Management Company	0.25%*	-8.28%	7.37%	11.57%
Fixed Income	BlackRock Variable Series Funds II, Inc. - BlackRock High Yield V.I. Fund: Class I Investment Advisor: BlackRock Advisors, LLC Investment Sub-Advisor: BlackRock International Limited	0.56%*	-10.77%	2.50%	4.05%
Fixed Income	BlackRock Variable Series Funds II, Inc. - BlackRock Total Return V.I. Fund: Class I Investment Advisor: BlackRock Advisors, LLC Investment Sub-Advisor: BlackRock (Singapore) Limited	0.48%*	-14.29%	0.06%	1.22%
Equity	Columbia Funds Variable Insurance Trust - Columbia Variable Portfolio - Small Cap Value Fund: Class 1 Investment Advisor: Columbia Management Investment Advisors, LLC	0.88%*	-8.69%	5.01%	9.71%
Fixed Income	Columbia Funds Variable Series Trust II - Columbia Variable Portfolio - Limited Duration Credit Fund: Class 1 Investment Advisor: Columbia Management Investment Advisors, LLC	0.41%*	-6.08%	1.31%	1.38%
Allocation	Deutsche DWS Variable Series II - DWS Global Income Builder VIP: Class A Investment Advisor: DWS Investment Management Americas, Inc.	0.62%	-14.98%	2.53%	5.35%

Type	Underlying Mutual Fund and Adviser/ Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/2022)
			1 year	5 year	10 year
Fixed Income	DFA Investment Dimensions Group Inc. - VA Global Bond Portfolio Investment Advisor: Dimensional Fund Advisors LP Investment Sub-Advisor: Dimensional Fund Advisors Ltd., DFA Australia Limited	0.21%	-6.33%	-0.06%	0.76%
Equity	DFA Investment Dimensions Group Inc. - VA International Small Portfolio Investment Advisor: Dimensional Fund Advisors LP Investment Sub-Advisor: Dimensional Fund Advisors Ltd., DFA Australia Limited	0.40%	-17.64%	0.52%	6.02%
Equity	DFA Investment Dimensions Group Inc. - VA International Value Portfolio Investment Advisor: Dimensional Fund Advisors LP Investment Sub-Advisor: Dimensional Fund Advisors Ltd., DFA Australia Limited	0.28%	-3.46%	1.48%	4.49%
Equity	DFA Investment Dimensions Group Inc. - VA U.S. Large Value Portfolio Investment Advisor: Dimensional Fund Advisors LP	0.21%	-4.88%	5.67%	10.71%
Equity	DFA Investment Dimensions Group Inc. - VA U.S. Targeted Value Portfolio Investment Advisor: Dimensional Fund Advisors LP	0.29%	-4.21%	7.48%	11.05%
Fixed Income	DFA Investment Dimensions Group Inc. - VIT Inflation- Protected Securities Portfolio: Institutional Class Investment Advisor: Dimensional Fund Advisors LP Investment Sub-Advisor: Dimensional Fund Advisors Ltd., DFA Australia Limited	0.11%	-12.45%	2.02%
Equity	Fidelity Variable Insurance Products Fund - VIP Contrafund® Portfolio: Initial Class Investment Advisor: Fidelity Management & Research Company LLC (FMR) Investment Sub-Advisor: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.60%	-26.31%	8.66%	11.43%
Equity	Fidelity Variable Insurance Products Fund - VIP Growth Portfolio: Initial Class Investment Advisor: Fidelity Management & Research Company LLC (FMR) Investment Sub-Advisor: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.61%	-24.46%	12.42%	14.81%
Fixed Income	Fidelity Variable Insurance Products Fund - VIP Investment Grade Bond Portfolio: Initial Class Investment Advisor: Fidelity Management & Research Company LLC (FMR) Investment Sub-Advisor: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.40%	-12.96%	0.64%	1.53%
Allocation	Invesco - Invesco V.I. Balanced-Risk Allocation Fund: Series I Shares Investment Advisor: Invesco Advisers, Inc.	0.88%*	-14.35%	2.19%	3.54%
Equity	Invesco - Invesco V.I. Main Street Small Cap Fund: Series I Investment Advisor: Invesco Advisers, Inc.	0.87%	-15.83%	7.01%	10.88%
Equity	Janus Aspen Series - Janus Henderson Overseas Portfolio: Institutional Shares Investment Advisor: Janus Henderson Investors US LLC	0.89%	-8.60%	5.46%	3.97%

Type	Underlying Mutual Fund and Adviser/ Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/2022)
			1 year	5 year	10 year
Equity	Legg Mason Partners Variable Equity Trust - ClearBridge Variable Small Cap Growth Portfolio: Class I Investment Advisor: Legg Mason Partners Fund Advisor, LLC Investment Sub-Advisor: ClearBridge Investments, LLC	0.80%	-28.85%	8.54%	11.23%
Fixed Income	Lord Abbett Series Fund, Inc. - Total Return Portfolio: Class VC Investment Advisor: Lord, Abbett & Co. LLC	0.71%	-14.05%	-0.23%	1.10%
Equity	MFS® Variable Insurance Trust - MFS Value Series: Initial Class Investment Advisor: Massachusetts Financial Services Company	0.69%*	-5.91%	7.35%	11.05%
Equity	MFS® Variable Insurance Trust II - MFS Research International Portfolio: Service Class Investment Advisor: Massachusetts Financial Services Company	1.21%*	-17.80%	2.43%	4.42%
Fixed Income	MFS® Variable Insurance Trust III - MFS Limited Maturity Portfolio: Initial Class Investment Advisor: Massachusetts Financial Services Company	0.45%*	-4.14%	1.31%	1.19%
Equity	MFS® Variable Insurance Trust III - MFS Mid Cap Value Portfolio: Initial Class Investment Advisor: Massachusetts Financial Services Company	0.79%*	-8.79%	7.58%	10.86%
Allocation	Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Aggressive Fund: Class Y Investment Advisor: Nationwide Fund Advisors	0.86%*
Allocation	Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Balanced Fund: Class Y Investment Advisor: Nationwide Fund Advisors	0.72%*
Allocation	Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Capital Appreciation Fund: Class Y Investment Advisor: Nationwide Fund Advisors	0.77%*
Allocation	Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Conservative Fund: Class Y Investment Advisor: Nationwide Fund Advisors	0.64%*
Allocation	Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Moderate Fund: Class Y Investment Advisor: Nationwide Fund Advisors	0.75%*
Allocation	Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Moderately Aggressive Fund: Class Y Investment Advisor: Nationwide Fund Advisors	0.81%*
Fixed Income	Nationwide Variable Insurance Trust - NVIT Bond Index Fund: Class I Investment Advisor: Nationwide Fund Advisors Investment Sub-Advisor: BlackRock Investment Management, LLC	0.38%	-13.39%	-0.36%	0.69%
Fixed Income	Nationwide Variable Insurance Trust - NVIT Government Money Market Fund: Class I Investment Advisor: Nationwide Fund Advisors Investment Sub-Advisor: Federated Investment Management Company	0.48%	1.29%	0.94%	0.51%

Type	Underlying Mutual Fund and Adviser/ Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/2022)
			1 year	5 year	10 year
Equity	Nationwide Variable Insurance Trust - NVIT International Index Fund: Class I Investment Advisor: Nationwide Fund Advisors Investment Sub-Advisor: BlackRock Investment Management, LLC	0.46%	-14.29%	1.40%	4.38%
Fixed Income	Nationwide Variable Insurance Trust - NVIT iShares® Fixed Income ETF Fund: Class II Investment Advisor: Nationwide Fund Advisors Investment Sub-Advisor: BlackRock Investment Management, LLC	0.72%*	-13.74%
Equity	Nationwide Variable Insurance Trust - NVIT iShares® Global Equity ETF Fund: Class II Investment Advisor: Nationwide Fund Advisors Investment Sub-Advisor: BlackRock Investment Management, LLC	0.74%*	-16.38%
Equity	Nationwide Variable Insurance Trust - NVIT J.P. Morgan U.S. Equity Fund: Class II Investment Advisor: Nationwide Fund Advisors Investment Sub-Advisor: J.P. Morgan Investment Management Inc.	0.60%*	-19.38%
Equity	Nationwide Variable Insurance Trust - NVIT Mid Cap Index Fund: Class I Investment Advisor: Nationwide Fund Advisors Investment Sub-Advisor: BlackRock Investment Management, LLC	0.41%	-13.40%	6.27%	10.35%
Equity	Nationwide Variable Insurance Trust - NVIT S&P 500® Index Fund: Class I Investment Advisor: Nationwide Fund Advisors Investment Sub-Advisor: BlackRock Investment Management, LLC	0.26%*	-18.31%	9.17%	12.29%
Equity	Nationwide Variable Insurance Trust - NVIT Small Cap Index Fund: Class II Investment Advisor: Nationwide Fund Advisors Investment Sub-Advisor: BlackRock Investment Management, LLC	0.61%*	-20.72%	3.66%	8.56%
Allocation	Northern Lights Variable Trust - TOPS® Aggressive Growth ETF Portfolio: Class 2 Investment Advisor: ValMark Advisers, Inc. Investment Sub-Advisor: Milliman Financial Risk Management, LLC	0.54%	-15.88%	4.86%	7.90%
Allocation	Northern Lights Variable Trust - TOPS® Balanced ETF Portfolio: Class 2 Investment Advisor: ValMark Advisers, Inc. Investment Sub-Advisor: Milliman Financial Risk Management, LLC	0.55%	-11.15%	2.92%	4.29%
Allocation	Northern Lights Variable Trust - TOPS® Conservative ETF Portfolio: Class 2 Investment Advisor: ValMark Advisers, Inc. Investment Sub-Advisor: Milliman Financial Risk Management, LLC	0.58%	-8.85%	2.46%	2.93%
Allocation	Northern Lights Variable Trust - TOPS® Growth ETF Portfolio: Class 2 Investment Advisor: ValMark Advisers, Inc. Investment Sub-Advisor: Milliman Financial Risk Management, LLC	0.55%	-14.70%	4.33%	6.80%

Type	Underlying Mutual Fund and Adviser/ Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/2022)
			1 year	5 year	10 year
Allocation	Northern Lights Variable Trust - TOPS® Moderate Growth ETF Portfolio: Class 2 Investment Advisor: ValMark Advisers, Inc. Investment Sub-Advisor: Milliman Financial Risk Management, LLC	0.55%	-12.90%	3.77%	5.54%
Equity	T. Rowe Price Equity Series, Inc. - T. Rowe Price Health Sciences Portfolio Investment Advisor: T. Rowe Price Associates, Inc.	0.94%*	-12.47%	10.84%	15.64%
*
This underlying mutual fund’s current expenses reflect a temporary fee reduction.
Extended No-Lapse Guarantee Rider Investment Options
Nationwide limits the investment options available for allocation of Premium and transfers of Cash Value when this Rider is elected. Nationwide selected the available Sub-Accounts on the basis of risk factors associated with the underlying mutual fund’s investment objective and Sub-Accounts were excluded from availability with this Rider on the basis of similar risk considerations. The permitted investment options are more conservative than those that are not permitted. By electing this Rider and accepting the limited menu of investment options, policy owners may be foregoing investment gains that could otherwise be realized by investing in riskier investment options that are not available under this Rider.
Some of the Sub-Accounts invest in underlying mutual funds that are funds of funds and/or funds that are designed to help reduce a policy owner’s exposure to equity investments when equity markets are more volatile. Additionally, some of the underlying mutual funds may not be available to a particular policy owner due to the date the policy was issued. Listed below are those investment options that are currently available with the Extended No-Lapse Guarantee Rider.
Only the investment options shown below are available for election while this Rider is In Force:
•
the Fixed Account; and/or
any combination of the Sub-Accounts listed below:
•
American Funds Insurance Series® - Asset Allocation Fund: Class 2
•
Deutsche DWS Variable Series II - DWS Global Income Builder VIP: Class A
•
Invesco - Invesco V.I. Balanced-Risk Allocation Fund: Series I Shares
•
Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Aggressive Fund: Class Y
•
Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Balanced Fund: Class Y
•
Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Capital Appreciation Fund: Class Y
•
Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Conservative Fund: Class Y
•
Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Moderate Fund: Class Y
•
Nationwide Variable Insurance Trust - NVIT Blueprint(SM) Moderately Aggressive Fund: Class Y
•
Northern Lights Variable Trust - TOPS® Aggressive Growth ETF Portfolio: Class 2
•
Northern Lights Variable Trust - TOPS® Balanced ETF Portfolio: Class 2
•
Northern Lights Variable Trust - TOPS® Conservative ETF Portfolio: Class 2
•
Northern Lights Variable Trust - TOPS® Growth ETF Portfolio: Class 2
•
Northern Lights Variable Trust - TOPS® Moderate Growth ETF Portfolio: Class 2

Outside back cover page
This summary prospectus incorporates by reference the statutory prospectus and Statement of Additional Information, both dated September 30, 2023, as amended or supplemented. The statutory prospectus and Statement of Additional Information may be obtained, free of charge, at https://nationwide.onlineprospectus.net/NW/vulprotectorII/index.html.
Reports and other information about the Variable Account are available on the SEC’s website at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
SEC Contract Identifier: C000244267